Exhibit 99.1

Avalon GloboCare Corp. Receives Notice from Nasdaq Regarding Delayed Quarterly Report

FREEHOLD, N.J., May 24, 2024 (GLOBE NEWSWIRE) -- Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of innovative cell-based technology, cellular therapy and precision diagnostics, today announced that it received a notice (the “Notice”) on May 22, 2024 from The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with the requirements for continued listing under Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”) because the Company has not yet filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024 (the “Quarterly Report”) with the Securities and Exchange Commission (the “SEC”).

The Notice has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market. The Notice states that the Company has 60 calendar days from the date of the Notice, or July 22, 2024, to submit a plan to regain compliance with the Listing Rule. If Nasdaq accepts the Company’s plan to regain compliance, then Nasdaq may grant the Company up to 180 calendar days from the prescribed due date of the Quarterly Report, or November 18, 2024, to file the Quarterly Report to regain compliance.

The Company continues to work diligently to finalize its Quarterly Report and plans to file its Quarterly Report as promptly as possible to regain compliance with the Listing Rule.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ: ALBT) is a commercial stage company dedicated to developing and delivering innovative, transformative, precision diagnostics and clinical laboratory services. Avalon is working to establish a leading role in the innovation of diagnostic testing, utilizing proprietary technology to deliver precise, genetics-driven results. The Company also provides laboratory services, offering a broad portfolio of diagnostic tests including drug testing, toxicology, and a broad array of test services, from general bloodwork to anatomic pathology, and urine toxicology. For more information about Avalon GloboCare, please visit www.avalon-globocare.com.

For the latest updates on Avalon GloboCare’s developments, please follow our twitter at @avalongc_avco.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words such as “expect,” “will,” “working,” “plan” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the filing of its Quarterly Report and to the Company’s ability to regain compliance with the Nasdaq Listing Rule. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a material delay in the Company’s financial reporting, including the possibility that the Company will not be able to promptly file its Quarterly Report , the Company’s independent auditor’s ability to finalize its review of the unaudited consolidated financial statements of the Company and the Quarterly Report in a timely manner, the Company’s ability to respond in a timely and satisfactory manner to the inquiries by Nasdaq, the Company’s ability to regain compliance with the Nasdaq Listing Rule, the Company’s ability to become current with its reports with the SEC and other factors described more fully in the Company’s periodic filings with the SEC. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Contact Information:
Avalon GloboCare Corp.
4400 Route 9, Suite 3100
Freehold, NJ 07728
PR@Avalon-GloboCare.com

Investor Relations:
Crescendo Communications, LLC
Tel: (212) 671-1020 Ext. 304
albt@crescendo-ir.com